                                                                    EXHIBIT 99.i

                          AMERICAN CENTURY INVESTMENTS
                                4500 MAIN STREET
                          KANSAS CITY, MISSOURI 64111

March 9, 2006

American Century Mutual Funds, Inc.
4500 Main Street
Kansas City, Missouri  64111

Ladies and Gentlemen:

     I have acted as counsel to American Century Mutual Funds,  Inc., a Maryland corporation (the "Company"), in connection with Post-Effective Amendment No. 115
(the  "PEA") to the  Company's  Registration  Statement  on Form N-1A (File Nos.
2-14213, 811-0816),  relating to the public offering from time to time of any or all of the  Company's  authorized  shares  of common  stock,  par value One Cent
($0.01) per share,  that have been  classified  and  designated  as indicated on
Schedule A to this letter (the "Shares").

     In connection  with rendering the opinions set forth below, I have examined the PEA; the Company's  Articles of  Incorporation,  Articles  Supplementary and
Bylaws,  as reflected in the Company's  corporate  records;  resolutions  of the
Board of Directors of the Company relating to the  authorization and issuance of the Shares;  and such other  documents as I deemed  relevant.  In  conducting my examination,  I have  assumed  the  genuineness  of all  signatures,  the  legal capacity of all natural persons, the authenticity,  accuracy and completeness of documents  purporting  to be originals  and the  conformity  to originals of any copies of documents. I have not independently  established any facts represented in the documents so relied on.

     I am a member of the Bar of the State of Missouri.  The opinions  expressed in this letter are based on the facts in existence and the laws in effect on the date hereof and are  limited to the laws (other than the  conflict of law rules)
of the State of Maryland  that in my experience  are normally  applicable to the issuance of shares by registered  investment companies organized as corporations under the law of that state and to the  Securities  Act of 1933, as amended (the
"1933 Act"),  the  Investment  Company Act of 1940, as amended (the "1940 Act"), and the  regulations  of the  Securities  and  Exchange  Commission  (the "SEC")
thereunder. I express no opinion with respect to any other laws.

     Based upon and subject to the  foregoing and the  qualifications  set forth below, it is my opinion that:

     1. The issuance of the Shares has been duly authorized by the Company.

     2. When issued and paid for upon the terms provided in the PEA,  subject to compliance with the 1933 Act, the 1940 Act, and applicable state laws regulating the offer and sale of securities,  and assuming the continued valid existence of the Company under the laws of the State of Maryland,  the Shares will be validly issued, fully paid and non-assessable.

American Century Mutual Funds, Inc.
March 9, 2006

     For the record,  it should be stated  that I am an officer and  employee of
American  Century  Services,  LLC,  an  affiliate  of the  Company's  investment advisor.

     I hereby  consent  to the use of this  opinion  as an exhibit to the PEA. I assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the PEA. In giving my consent I do not thereby admit that I am in the category of persons whose  consent is required  under Section 7 of the
1933 Act or the  rules  and  regulations  of the SEC  thereunder.  The  opinions expressed herein are matters of professional judgment and are not a guarantee of result.

                                   Very truly yours,

                                   /s/ Brian L. Brogan
                                   ------------------------------------
                                   Brian L. Brogan
                                   Vice President and
                                   Associate General Counsel

BLB/dnh

                                   SCHEDULE A
                                   ----------

SERIES NAME                         CLASS NAME              NO. OF SHARES
-----------                         ----------              -------------

Balanced Fund                       Investor                  200,000,000
                                    Institutional              15,000,000
                                    Advisor                    50,000,000

Capital Growth Fund                 Investor                  200,000,000
                                    Institutional              50,000,000
                                    A                         100,000,000
                                    B                         100,000,000
                                    C                         100,000,000
                                    R                          60,000,000

Capital Value Fund                  Investor                  200,000,000
                                    Institutional              15,000,000
                                    Advisor                    50,000,000

Focused Growth Fund                 Investor                  300,000,000

Fundamental Equity Fund             Investor                  200,000,000
                                    Institutional              50,000,000
                                    A                          50,000,000
                                    B                          50,000,000
                                    C                          50,000,000
                                    R                          60,000,000

Giftrust Fund                       Investor                  200,000,000

Growth Fund                         Investor                  800,000,000
                                    Institutional             150,000,000
                                    Advisor                   210,000,000
                                    R                          50,000,000
                                    C                         100,000,000

Heritage Fund                       Investor                  400,000,000
                                    Institutional              40,000,000
                                    Advisor                   100,000,000
                                    C                         100,000,000

Mid Cap Growth Fund                 Investor                   55,000,000
                                    Institutional              50,000,000
                                    A                          20,000,000
                                    B                          10,000,000
                                    C                          10,000,000
                                    R                          10,000,000

New Opportunities Fund              Investor                  300,000,000

New Opportunities II Fund           Investor                  250,000,000
                                    Institutional              50,000,000
                                    A                          25,000,000
                                    B                          25,000,000
                                    C                          25,000,000

Select Fund                         Investor                  300,000,000
                                    Institutional              40,000,000
                                    Advisor                    50,000,000
                                    A                          25,000,000
                                    B                          25,000,000
                                    C                          25,000,000
                                    R                          50,000,000

Small Cap Growth Fund               Investor                   55,000,000
                                    Institutional              50,000,000
                                    A                          20,000,000
                                    B                          10,000,000
                                    C                          10,000,000
                                    R                          10,000,000

Ultra Fund                          Investor                3,500,000,000
                                    Institutional             200,000,000
                                    Advisor                   100,000,000
                                    R                          50,000,000
                                    C                         100,000,000

Veedot Fund                         Investor                  200,000,000
                                    Institutional              50,000,000

Vista Fund                          Investor                  800,000,000
                                    Institutional              80,000,000
                                    Advisor                   210,000,000
                                    C                         100,000,000
                                    R                          10,000,000